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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549





                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




                                  March 5, 2004
                Date of Report (Date of earliest event reported)


                               NORTH BANCORP, INC.
             (Exact name of registrant as specified in its charter)




MICHIGAN                                0-32639             38-2995259
(State or other jurisdiction of         (Commission         (I.R.S Employer
incorporation)                          File Number)        Identification No.)



501 W. Main Street, Gaylord, Michigan                       49735
(Address of principal executive offices)                    (ZIP code)


Registrant's telephone number, including area code:   (989) 732-3502


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          ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

         On March 5, 2004, Independent Bank Corporation ("Independent") and North Bancorp, Inc. (the "Corporation") announced, as set forth in the press release which is attached as Exhibit 99.1 and which is incorporated herein by reference, that they and First National Bank of Gaylord, a wholly-owned subsidiary of the Corporation, entered into an Agreement and Plan of Merger ("Merger Agreement") under which Independent has agreed to acquire the Corporation (the "Merger").

         Consummation of the Merger is subject to the conditions described in a Merger Agreement dated March 4, 2004, including regulatory approvals and the approval of the Corporation's shareholders. The transaction is expected to close by July 31, 2004. There can be no assurance, however, that the Merger will in fact be consummated.



          ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.    Description

99.1 Press release of North Bancorp, Inc. dated March 5, 2004 announcing that Independent Bank Corporation, North Bancorp, Inc. and First National Bank of Gaylord have entered into an Agreement and Plan of Merger under which Independent Bank Corporation has agreed to acquire North Bancorp, Inc. The transaction is subject to, and contingent upon, regulatory approvals and approval of the shareholders of North Bancorp, Inc.

99.2 Press release of North Bancorp, Inc. dated March 5, 2004, announcing consolidated financial results for the three and twelve months ended December 31, 2003.





          ITEM 9. REGULATION FD DISCLOSURE AND ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

         On March 5, 2004, the Corporation announced its consolidated financial results for the three and twelve months ended December 31, 2003, as set forth in the press release included as Exhibit 99.3 hereto and incorporated by this reference.




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SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           NORTH BANCORP, INC.



Date: March 5, 2004                        /s/ William A. Kirsten
                                           -------------------------------------
                                           William A. Kirsten,
                                           President & Chief Executive Officer


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                                  EXHIBIT INDEX

EXHIBIT NO.    DESCRIPTION

EX-99.1        Press Release dated March 5, 2004

EX-99.2        Press Release dated March 5, 2004